EXHIBIT 99.1

Concur Technologies Announces Record Revenue in the Second Quarter and

Improves Business Outlook for Fiscal 2005

Company Announces Repurchase of 1.1 Million Shares

REDMOND, Wash., April 27, 2005 – Concur Technologies, Inc. (NASDAQ: CNQR), the world’s leading provider of business services that automate Corporate Expense Management, today reported financial results for its second quarter ended March 31, 2005.

Concur reported total revenue for the second quarter of fiscal 2005 of $17.3 million, which was driven by 31% year-over-year growth in subscription revenue. Total revenue for the quarter was 5% higher than the company expected, up 31% from the year-ago quarter and up 6% from the prior quarter. Fiscal 2005 second quarter net income was $1.0 million, or $0.03 per share, which exceeded earnings per share expected by the company. This compares to net income of $0.2 million, or $0.01 per share in the year-ago quarter and net income of $0.5 million, or $0.01 per share in the prior quarter.

“Once again, quarterly revenue and earnings were ahead of our expectations,” said Steve Singh, chairman and CEO of Concur Technologies. “Based on the strength of our operating results for the first half of the year, the visibility afforded by our business model and the continued demand for our services, we are raising our earnings expectations for fiscal 2005 and reaffirming our revenue and earnings expectations for fiscal 2006.”

Singh continued, “Driven by the strength of our business, expected cash flow from operations and our commitment to enhance long-term shareholder value, we acquired 1.1 million shares of our stock during the March quarter.”

Financial Highlights

•	Total revenue was $17.3 million for the second quarter of fiscal 2005, up 31% compared to the year-ago quarter and up 6% sequentially.

•	Net income was $1.0 million, or $0.03 per share for the second quarter of fiscal 2005, up 385% compared to the year-ago quarter and up 95% sequentially.

•	Annual Recurring Revenue reported in the second quarter of fiscal 2005 was $3.7 million, up 23% compared to the year-ago quarter and down 26% sequentially.

•	Subscription revenue was $12.7 million for the second quarter of fiscal 2005, up 31% compared to the year-ago quarter and up 5% sequentially.

•	Deferred revenue was $19.2 million for the second quarter of fiscal 2005, up 43% compared to the year-ago quarter and up 5% sequentially.

•	Cash flows from operations were $0.9 million for the second quarter of fiscal 2005, down 24% from the year-ago quarter and down 34% sequentially.

•	Operating margin was 5.2% for the second quarter of fiscal 2005, up from 0.9% for the year-ago quarter and up from 2.6% sequentially.

Recent Business Highlights

•	During the quarter, Concur repurchased 1.1 million shares of common stock for $8.7 million. In January 2005, the board of directors of Concur authorized the repurchase of up to 2.0 million shares of its common stock.

•	Concur signed contracts with new and existing customers, including Atex, Computershare Investor Services plc, GENEON Entertainment (USA) Inc., General Medical Council, IMS Health, Massachusetts Mutual Life Insurance Company (MassMutual), Mayo Clinic and Trinity Horne Limited.

•	Concur announced that global brands such as Electrolux, InBev USA, PepsiCo in Mexico, Sunterra Corporation and Virgin Mobile have joined the growing list of international companies using Concur’s automated expense reporting solutions across the globe. Multinational organizations like these require powerful and flexible expense management solutions, which can be easily deployed across several countries at one time, while complying with stringent regulatory, currency and language requirements to enable quick and easy cross-border approvals and reimbursements.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

•	Concur expects Annual Recurring Revenue to be $20 million for fiscal 2005.

•	Concur expects total revenue to be a minimum of $18 million for the third quarter of fiscal 2005, and $72 million for fiscal 2005.

•	Concur expects earnings per share of $0.03 or better for the third quarter of fiscal 2005, and $0.14 for fiscal 2005. Excluding the non-cash amortization of intangible assets expected to be recorded in the third quarter and for fiscal 2005, pro forma earnings per share is expected to be $0.04 and $0.17, respectively.

•	Concur expects total revenue to be $85 million and earnings per share of $0.30 for fiscal 2006. Excluding the non-cash amortization of intangible assets expected to be recorded in fiscal 2006, pro forma earnings per share is expected to be $0.33 for the fiscal year.

•	Earnings per share expectations for fiscal 2005 and 2006 do not include stock option expense to be recognized under the recently issue Statement of Financial Accounting Standard No. 123(R), Accounting for Share-Based Payments, which is expected to be effective for the company as of the first quarter of fiscal 2006.

About Concur Technologies, Inc.

Concur Technologies, Inc. (NASDAQ: CNQR) is the world’s leading provider of business services that automate Corporate Expense Management. Concur’s solutions are trusted by thousands of companies worldwide and feature the flagship Concur Expense Service. This comprehensive Web-based service manages travel and entertainment expenses and includes Concur Imaging Service to eliminate the hassle of managing paper receipts and Concur Analysis Service for turning raw expense data into valuable business intelligence. Together, these solutions provide rapid ROI by streamlining business processes, reducing operating costs, improving internal controls and empowering financial managers to apply greater insight into their company’s spending patterns. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owner.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh and the statements in the Business Outlook section, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Press Contact: Jeff Pecor, Barokas Public Relations, 206-264-8220, jeff@barokas.com

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2005	2004	2005	2004
Revenues:
Subscription	$12,697	$9,664	$24,758	$18,874
Consulting & Other	4,623	3,576	8,842	7,759

Total revenues	17,320	13,240	33,600	26,633

Expenses:
Cost of operations	6,874	5,354	13,564	10,782
Sales and marketing	4,279	3,595	8,441	6,832
Research and development	2,532	2,279	4,881	4,484
General and administrative	2,446	1,610	4,820	3,331
Amortization of intangible asset	285	285	570	570

Total expenses	16,416	13,123	32,276	25,999

Income from operations	904	117	1,324	634
Other income, net	88	88	176	169

Net income	$992	$205	$1,500	$803

Net income per share
Basic	$0.03	$0.01	$0.05	$0.02
Diluted	$0.03	$0.01	$0.04	$0.02

Weighted shares outstanding
Basic	32,853	32,482	32,991	32,357
Diluted	36,195	36,803	36,572	36,750

Pro Forma Results

Pro forma net income, which excludes terminated acquisition costs and amortization of intangible asset	$1,277	$490	$2,356	$1,373

Pro forma net income per share, which excludes terminated acquisition costs and amortization of intangible asset
Basic	$0.04	$0.02	$0.07	$0.04
Diluted	$0.04	$0.01	$0.06	$0.04

Shares used in calculation of basic and diluted pro forma net income per share
Basic	32,853	32,482	32,991	32,357
Diluted	36,195	36,803	36,572	36,750

The pro forma results for the periods presented above are for informational purposes only and are not prepared in accordance with accounting principles generally accepted in the United States. This pro forma information presents our operating results after excluding $285 thousand in costs related to the acquisition of another company that Concur evaluated and chose not to pursue, all recorded in the first quarter of fiscal 2005, and non-cash amortization expense of the intangible asset relating to our acquisition of Captura Software, Inc., which totaled $285 thousand in each of the three month periods, and $570 thousand in each of the six month periods presented.

CONCUR TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

(Unaudited)

	Mar 31, 2005	Sep 30, 2004
ASSETS
Current assets
Cash and cash equivalents	$13,965	$23,735
Accounts receivable, net	$11,315	10,277
Prepaid expenses	$1,237	1,127
Other current assets	$2,599	2,325

Total current assets	29,116	37,464

Property and equipment, net	8,448	5,003
Restricted cash	550	550
Intangible assets, net of amortization	2,660	3,230
Goodwill relating to acquisition	3,704	3,704
Other assets	4,567	2,948

Total assets	$49,045	$52,899

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$5,386	$5,909
Current portion of long-term obligations	$12	252
Current portion of deferred revenues	$13,249	11,576

Total current liabilities	18,647	17,737

Long-term deferred revenues, net of current	5,935	5,017

Total liabilities	24,582	22,754

Stockholders’ equity
Common stock and additional paid-in capital, $0.001 par value:
Authorized – 60,000; Issued and outstanding – 32,410 and 32,981 at March 31, 2005 and September 30, 2004 respectively	232,532	239,811
Accumulated other comprehensive income	190	93
Accumulated deficit	(208,259)	(209,759)

Total stockholders’ equity	24,463	30,145

Total liabilities and stockholders’ equity	$49,045	$52,899

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2005	2004	2005	2004
Operating activities
Net income	$992	$205	$1,500	$803
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible asset	285	285	570	570
Depreciation	656	403	1,242	809
Provision for allowance for accounts receivable	256	220	221	424
Changes in operating assets and liabilities:
Accounts receivable	(1,558)	(1,939)	(1,252)	(647)
Prepaid expenses, deposits, and other assets	(913)	(799)	(1,992)	(749)
Accounts payable	954	268	436	285
Accrued liabilities	(607)	516	(1,036)	51
Deferred revenues	836	2,032	2,587	1,507

Net cash provided by operating activities	901	1,191	2,276	3,053

Investing activities
Purchases of property and equipment	(3,044)	(1,798)	(4,682)	(2,601)

Net cash (used in) investing activities	(3,044)	(1,798)	(4,682)	(2,601)

Financing activities
Proceeds from issuance of common stock from exercise of stock options	456	590	631	1,054
Proceeds from issuance of common stock from employee stock purchase plan	0	0	779	0
Payments on re-purchase of company stock	(8,689)	0	(8,689)	0
Proceeds from borrowings	0	289	0	289
Payments on borrowings and capital leases	0	(147)	(205)	(489)

Net cash provided by financing activities	(8,233)	732	(7,484)	854

Effect of foreign currency exchange rates on cash and cash equivalents	(54)	33	120	140

Net increase in cash and cash equivalents	(10,430)	158	(9,770)	1,446

Cash and cash equivalents at beginning of period	24,395	22,895	23,735	21,607

Cash and cash equivalents at end of period	$13,965	$23,053	$13,965	$23,053